Exhibit 10.7

FILM 639 EXP 1701

ASSIGNMENT OF OIL AND GAS LEASE

STATE OF MONTANA	§
§
COUNTY OF SHERIDAN	§

KNOW ALL MEN BY THESE PRESENTS:

THAT, L & H Resources, LLP. whose address P. 0. Box 20711, Billings, MT 59104 (hereinafter called "Assignor"), for the sum of Ten Dollars ($10.00) and other valuable consideration, the receipt of which is hereby acknowledged, does hereby assign, transfer and deliver unto Stratex Oil and Gas, Inc., whose address is 30 Echo Lake Rd., Watertown, CT 06795 (hereinafter called "Assignee") all (100%) of Assignors interest in and to the oil and gas rights in and to the Oil and Gas Lease only as to the described lands under said lease and any renewals, top leases and or extensions thereof and described below as recorded in Sheridan County. Montana", together with the rights incident thereto.

Lessor	Lessee	Film EXP Entry	Description
Dona J. Phelps, amwdssp	L & H Resources , LLP	638 1603 483204	Township35 North, Range 58 East. M.P.M.
Section 30: SWN W. N WSW, S/2S/2
Section 32: S/2NE, N/2SE, SESE

Assignor covenants and agrees to execute and deliver to Assignee all such other instruments and documents to more fully transfer, evidence the transfer of, or otherwise assure to Assignee or its successors or assigns all of the respective properties, rights and interests herein and hereby granted. Assignor further agrees to execute separate assignments of individual oil. gas and mineral leases or interests therein that are necessary to facilitate the recognition of Assignee's ownership of the leases by all applicable governmental or tribal agencies and authorities.

THIS ASSIGNMENT IS MADE WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED EXCEPT THAT ASSIGNOR WARRANTS TITLE TO THE ASSETS FROM AND AGAINST ALL PERSONS CLAIMING BY, THROUGH AND UNDER ASSIGNOR, BUT NOT OTHERWISE.

The terms, covenants and conditions hereof shall he binding upon and shall inure to the benefit of Assignor and Assignee and their respective successors and assigns: and such terms, covenants and conditions shall be covenants running with the land above described and the assigned premises and with each transfer or assignment of said leases.

This assignment shall be effective 12:01 a.m. Mountain Standard Time, January 3, 2012 (the "Effective Date).

IN WITNESS HEREOF, this Assignment is executed this 9th day of January, 2012.

L & H Resources, LLP

By:	/s/ Neal La Fever
Neal La Fever, Managing Partner

ACKNOWLEDGEMENT

STATE OF MONTANA	)
)ss.
COUNTY OF YELLOWSTONE	)

On this 9th day of January, 2012, before me personally appeared Neal La Fever, to me personally known, who. being by me duly sworn, did say that he is the Managing Partner for L & H Resources, LLP, and that said instrument was signed on behalf of said company and acknowledged that said instrument was the free act and deed of said company.

Witness my hand and official seal.

My Commission expires:	Notary Public for the State of Montona
Thomas M. Hayes
Printed Name:
Residing at

THOMAS M. HAYES NOTARY PUBLIC for lie State of Montana Residing at Billings, Montana My Commission Expires January 3, 2016
	484012 BOOK: 639 FILM	PAGE: 1701 Pages: 1
STATE OF MONTANA SHERIDAN COUNTY
RECORDED: 01/17/2012 8:33 KOI: ASSIGN O&G JUNE A. JOHNSON CLERK AND RECORDED
	FEE: $17.00	BY:
TO: L & H RESOURCES, LLP POBILL GS, MT 59104